UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Amendment No.)

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

PRESURANCE HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRESURANCE HOLDINGS, INC.
3001 West Big Beaver Road, Suite 319
Troy, Michigan 48084
(248) 509-9202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Presurance Holdings, Inc. (the “Company”), which will be held virtually on Wednesday, June 3, 2026 at 10:00 a.m. (Eastern Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PRHI2026, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual shareholder meeting provides greater access to those who may want to attend and therefore have chosen a virtual meeting over an in-person meeting.

The matters to be acted upon are as follows:

1.
The election of Timothy M. Lamothe and Isolde G. O’Hanlon as directors of the Company for a three-year term expiring in 2029, or in each case, until the earlier election and qualification of such director’s successor;

2.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

3.	Any other business that is properly submitted before the Annual Meeting or any adjournments or postponements thereof.

The Record Date for the Annual Meeting was April 20, 2026. Only shareholders of record at the close of business on that date are entitled to vote at the Annual Meeting. The proxy materials were mailed only to those shareholders. The Company’s Board of Directors unanimously recommends that you vote FOR the election of each director nominee, and FOR Proposal No. 2.

This proxy statement and the Company’s annual report can be accessed directly at the following Internet address: www.virtualshareholdermeeting.com/PRHI2026. You will be asked to enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to participate in the virtual Annual Meeting, we urge you to submit your vote via: telephone; Internet; or by requesting, signing and returning a proxy card.

By Order of the Board of Directors,

J. Grant Smith

Chairman of the Board
Troy, Michigan
Dated: April 24, 2026

PRESURANCE HOLDINGS, INC.
PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF SHAREHOLDERS
To Be Held at 10:00 a.m. Eastern Time on Wednesday, June 3, 2026

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Presurance Holdings, Inc. for use at the 2026 Annual Meeting of Shareholders (“Annual Meeting”) to be held virtually on June 3, 2026, at 10:00 a.m. (Eastern Time), and any adjournment or postponement thereof. The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/PRHI2026, where you will be able to listen to the meeting live, submit questions and vote online. The proxy statement, accompanying Notice of Annual Meeting of Shareholders (the “Notice”) and our annual report is first being mailed on or about April 24, 2026 to all shareholders entitled to vote at the Annual Meeting.

In this proxy statement, “we,” “our,” “us,” the “Company,” and “Presurance” refer to Presurance Holdings, Inc.

The information provided in the question and answer format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in the proxy statement are inactive textual references only and do not represent an active link.

QUESTIONS AND ANSWERS

1.	What is a proxy?

A proxy is a procedure which enables you, as a shareholder, to authorize someone else to cast your vote for you. The Board of Directors of the Company is soliciting your proxy, and asking you to authorize Brian Roney, President and Chief Executive Officer, or Harold Meloche, Chief Financial Officer of the Company, to cast your vote at the 2026 Annual Meeting. You may, of course, cast your vote via telephone, the Internet, by proxy or abstain from voting, if you so choose. The term proxy is also used to refer to the person who is authorized by you to vote for you.

2.	Who is entitled to vote?

Only holders of shares of the Company’s common stock at the close of business on April 20, 2026 (the “Record Date”) are entitled to vote on proposals properly brought before the Annual Meeting. Each share of common stock outstanding as of the Record Date is entitled to one vote.

3.	What is householding and how does it affect me?

Some banks, brokers, and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one proxy statement and 2025 annual report on Form 10-K may have been sent to multiple shareholders in your household, unless contrary instructions have been received from one or more of the affected shareholders. Upon written or verbal request, we will promptly deliver a separate copy of these documents to you if you contact us at the address set forth on the Notice on the first page of this proxy statement. If you want to receive separate copies of our proxy statements and annual reports on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other record holder.

4.	What proposals will I vote on?

Shareholders are asked to vote upon the following matters:

1.	The election of Timothy M. Lamothe and Isolde G. O’Hanlon for a three-year term expiring in 2029, or in each case, until the earlier election and qualification of such director’s successor;

2.	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm; and

3.	Any other business that is properly submitted before the Annual Meeting or any adjournments or postponements thereof.

5.	How does the Board of Directors recommend I vote on the proposals?

The Board of Directors recommends a vote FOR the election of each director nominee and FOR Proposal No. 2.

6.	How can I vote?

Stockholder of Record: Shares Registered in Your Name. If on April 20, 2026, your shares were registered directly in your name with our transfer agent, then you are considered the stockholder of record with respect to those shares. If you are a stockholder of record, you may:

•
Vote through the Internet - to vote by Internet, you will need to use a control number provided to you in the proxy materials and follow the additional steps when prompted. The steps have been designed to authenticate your identity, allow you to give voting instructions, and confirm that those instructions have been recorded properly.

•
Vote by telephone - if you received your Annual Meeting materials by paper delivery, you may vote by telephone as indicated on your enclosed proxy card or voting instruction card. To vote by telephone, you will need to use a control number provided to you in the materials with this proxy statement and follow the voting instructions.

•	Vote by mail - complete, sign and date a proxy card and return it as soon as possible before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 20, 2026, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

7.	Is my vote confidential?

Yes, your vote is confidential. Only the inspector of elections and certain employees associated with processing proxy cards and counting the votes have access to your proxy card. All comments received will be forwarded to management on an anonymous basis unless you request that your name be disclosed.

8.	What is a quorum?

There were 26,222,881 shares of the Company’s common stock outstanding on the Record Date, April 20, 2026. A quorum must exist to conduct business at the Annual Meeting. The number of shares entitled to cast a majority of the votes at a meeting constitute a quorum, except when the holders of a class of shares are entitled to vote separately on an item of business, shares of all classes entitled to vote shall be combined as a single class for the purpose of determining a quorum. When the holders of a class of shares are entitled to vote separately on an item of business, shares of that class entitled to cast a majority of the votes of that class at a meeting constitute a quorum of that class at the meeting.

Abstentions and broker non-votes are counted as votes present for purposes of determining whether there is a quorum. A broker non-vote is a proxy a broker submits that does not indicate a vote for the proposal, because the broker does not have discretionary voting authority and the broker did not receive instructions as to how to vote on the proposal.

9.	How does voting work?

Proposal No. 1 - Election of Director.

Under Michigan law and our bylaws, a plurality of the shares voting is required to elect directors. The nominees receiving the most votes of holders outstanding of common stock as of the Record Date for the open board positions available, whether or not a majority, will be elected as a director. For Proposal No. 1, for the election of Timothy M. Lamothe and Isolde G. O’Hanlon, abstentions and broker non-votes have no effect on the outcome as they are not counted as votes cast.

Proposal No. 2 – Ratification of Independent Auditors.

If a quorum is present, the affirmative vote by the holders of a majority of the total shares of all outstanding common stock entitled to vote as of the Record Date, whether cast on the Internet, by telephone, or by proxy, is required to approve Proposal No. 2. Abstentions and broker non-votes, if any, are not votes cast. Therefore, an abstention and a broker non-vote will have no effect on Proposal No. 2.

The Company will vote properly executed proxies it receives prior to the Annual Meeting in the way you direct. If you do not specify instructions, the shares represented by proxies will be voted FOR the nominees for director and FOR the approval of Proposal No. 2. No other proposals are currently scheduled to be presented at the meeting.

10.	Can I change my vote?

Stockholders of Record. You may change your vote at any time before your proxy is exercised by sending a written notice of revocation or a later-dated proxy to our Secretary, which must be received prior to commencement of the Annual Meeting; by submitting a later-dated proxy via internet or phone; or by voting in person at the Annual Meeting. Internet voting facilities for stockholders of record will be available 24 hours a day beginning immediately and will close at 11:59 p.m. Eastern Time on June 2, 2026. Your virtual attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you electronically vote at the Annual Meeting or file the proper documentation for it to be so revoked.

Beneficial Owners. If you hold your shares through a broker, bank or other nominee, you should contact such nominee prior to the time such voting instructions are exercised.

11.	Who pays for the costs of the Annual Meeting?

The Company pays the cost of preparing and printing the proxy materials. The Company will solicit proxies by electronic mail, but also may solicit proxies personally and by telephone, facsimile or other means. Officers and regular employees of the Company and its subsidiaries also may solicit proxies, but will receive no additional compensation for doing so, nor will their efforts result in more than a minimal cost to the Company.

12.	What other information is available about the Company?

The Company maintains a corporate website, ir.prehld.com, where the Company makes available, free of charge, copies of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after they are filed. In addition, the Company maintains the charters of its Nominating and Corporate Governance Committee, the Compensation Committee, the Audit Committee, and the Finance and Investment Committee of the Board of Directors on its website, as well as the Company’s Code of Business Conduct and Ethics Policy, and Insider Trading Policy and Whistleblower Policy. The names of shareholders of record entitled to vote at the Annual Meeting will be available to shareholders upon request for any purpose reasonably relevant to the meeting.

13.	When are shareholder proposals for the 2027 Annual Meeting due?

All shareholder proposals to be considered for inclusion in next year’s proxy statement under SEC Rule 14a-8 or otherwise must be submitted in writing to the Secretary of the Company at 3001 West Big Beaver Road, Suite 319, Troy, MI 48084, Attn: Secretary no later than December 25, 2026.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board currently consists of five directors, two of whom are being nominated for reelection at this Annual Meeting. The authorized number of directors may be changed from time to time by resolution of the Board.

The following table sets forth the names, ages as of the Record Date of April 20, 2026, and certain other information for the members of our Board of Directors with a term expiring at the Annual Meeting and for each of the continuing members of our Board of Directors:

Directors with Terms expiring at the Annual Meeting / Nominees	Class	Age	Position	Director Since	Term Expires	Expiration of Term for Which Nominated
Timothy M. Lamothe (1) (3)	II	70	Director	2020	2026	2029

Isolde G. O’Hanlon (1) (2)	II	67	Director	2017	2026	2029

Continuing Directors

Jeffrey A. Hakala (3)	III	52	Director	2018	2027	-

J. Grant Smith (1)(2) (chairman)	III	59	Director	2024	2027	-

Joseph D. Sarafa (2) (3)	I	72	Director	2012	2028	-

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Information about the Nominees and the Incumbent Directors

Nominees for Director

Timothy M. Lamothe has more than 39 years’ experience in the reinsurance industry, with particular expertise in the development and implementation of marketing programs throughout the United States. He attended Hofstra University MBA Program in 1980 and received his MBA in Business Administration & Finance from Sacred Heart University in Bridgeport, CT in 1984. His Undergraduate work was at St Michael’s College in Winooski, VT in 1977. Most recently (from 2001-2019), Mr. Lamothe served as Senior Vice President for Swiss Reinsurance, where he was responsible for direct marketing to over 25 states. His career also includes senior level marketing positions at PXRE Reinsurance Company, General Re/National Reinsurance Corporation, AIG, and Liberty Mutual Insurance Company. Mr. Lamothe was elected to the Presurance Holdings, Inc. Board of Directors in 2020. His expertise in engaging independent agent channels and marketing specialty insurance programs is valuable to the Company’s business.

Isolde G. O’Hanlon has more than 35 years of financial institutions banking experience; including 25 years focused exclusively on the insurance, reinsurance and brokerage/distribution sectors. Ms. O’Hanlon’s previous roles include serving as a Managing Director on the Insurance Investment Banking team at BMO Capital Markets. Prior to that she worked at Fox-Pitt Kelton and the Macquarie Group, after spending 23 years with JP Morgan. Ms. O’Hanlon was elected to the Corporation’s Board of Directors in 2017. She has served as Chair of the Audit Committee since March 2019 and is also a member of the Compensation Committee and the Finance & Investment Committee. Her experience in the Insurance Investment Banking field, as well as her expertise serving small to midcap insurance clients in strategic advisory and capital-raising is an invaluable addition to the Board.

Continuing Directors

Jeffrey A. Hakala is the Chief Executive Officer and Co-Chief Investment Officer of Clarkston Capital Partners, LLC, an investment management firm. Prior to co-founding Clarkston Capital Partners in 2007, Mr. Hakala served as a portfolio manager for multiple investment management firms and worked in public accounting. Mr. Hakala was elected to the Corporation’s Board of Directors in 2018. In addition, Mr. Hakala also serves as a Director and member of the Audit Committee of Waterford Bancorp, Inc. Mr. Hakala holds a B.A. in accounting and M.B.A. from Michigan State University and is both a Chartered Financial Analyst and a registered Certified Public Accountant. More than 25 years of experience in portfolio investment management and public accounting equips Mr. Hakala to bring inimitable investment strategy and financial expertise to the Board.

Joseph D. Sarafa has more than 30 years of experience as a practicing attorney and is the co-owner of Envision Development, LLC, a property management and development company in Michigan. Since 2010, Mr. Sarafa has been a partner with the firm Moothart & Sarafa, PLC. Mr. Sarafa was elected to the Corporation’s Board of Directors in 2012 and was named the Chair of the Nominating and Corporate Governance Committee in 2015. Mr. Sarafa is very involved in the community, serving multiple businesses and charitable organizations in various capacities over the years, and he currently serves on multiple boards in an array of industries. In September 2024, Mr. Sarafa joined the Board of Directors of West Shore Bank. Mr. Sarafa holds a B.S. from the University of Michigan and a J.D. from the University of Detroit – School of Law. He was admitted to the State Bar of Michigan in 1983. Mr. Sarafa’s legal experience and years of providing counsel to a broad range of industries brings important expertise in the areas of governance, compliance, and regulatory issues to the Board.

J. Grant Smith was appointed to the Presurance Holdings, Inc. Board of Directors in January 2024 and was elected to serve as Chairperson of the Board in October 2024. Mr. Smith served as the President and Chief Operating Officer for Waterford Bank, N.A. until his retirement in November 2024. Mr. Smith executed the successful merger of Clarkston Financial Corporation and its wholly owned subsidiary Clarkston State Bank in January 2020 with Waterford Bancorp. Mr. Smith is currently serving as a senior advisor to Clarkston Companies. During his first three years as President and CEO, Mr. Smith designed and implemented the turnaround plan for the Corporation, which ultimately resulted in the recapitalization of the Corporation and achieved record profitability and performance results post-recession. Mr. Smith earned his B.B.A. in Finance and M.S. in Corporate Finance from Walsh College in Troy. Mr. Smith’s business experience brings valuable strategic proficiency to the Board.

Staggered Board

Our articles of incorporation and restated bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. Our directors are divided among the three classes as follows:

•	Class I directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2028, consist of Mr. Sarafa;

•	Class II directors, whose term will expire at this Annual Meeting, consist of Mr. Lamothe and Ms. O’Hanlon; and

•	Class III directors, whose term will expire at the Annual Meeting of Shareholders to be held in fiscal year 2027, consist of Mr. Hakala and Mr. Smith.

Directors in a particular class will be elected for three-year terms at the Annual Meeting of Shareholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal.

Our articles of incorporation and restated bylaws provide that our Board of Directors or our shareholders may fill vacant directorships. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of an equal number of the authorized number of directors.

Director Independence

Our Board of Directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of the Nasdaq Capital Market (“Nasdaq”) and applicable rules and regulations promulgated by the SEC. The applicable rules, regulations and listing standards of Nasdaq provide that a director is independent only if the Board of Directors affirmatively determines that the director does not have a relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, our Board of Directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our Board of Directors considered, among other things, the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

As a result of this review, our Board of Directors determined that all of our directors are “independent directors” as defined under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. All members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq. Members of the Audit Committee and Compensation Committee also must satisfy separate SEC independence requirements.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors may choose its chairperson in any way that it considers to be in the best interests of our Company. Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors, including the separation of the chairperson and chief executive officer roles and makes such recommendations to our Board of Directors with respect thereto as our Nominating and Corporate Governance Committee deems appropriate.

Currently, our Board of Directors believes that it is in the best interest of our Company and our shareholders to have an independent director, J. Grant Smith, serve as Chairperson of the Board.

Board’s Role in Risk Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with members of the senior management team at quarterly meetings of our Board of Directors (as well as such other times as they deemed appropriate), where, among other topics, they discuss risks facing the Company.

While our Board of Directors is ultimately responsible for risk oversight, our board committees assist our Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Finally, our full Board of Directors reviews strategic and operational risk and the Company’s Enterprise Risk Management initiatives in the context of reports from the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Board Meetings and Committees

During our fiscal year ended December 31, 2025, our Board of Directors held five meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he/she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he/she served during the periods that he/she served.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at annual meetings of shareholders, we encourage, but do not require, our directors to attend. Five board members were in attendance at the 2025 Annual Meeting.

Our Board of Directors has established three standing committees to assist it in fulfilling its responsibilities in compliance with SEC and Nasdaq rules and regulations. These committees include the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee operates under a separate charter adopted by our Board of Directors. Committee charters are available under the “Governance” tab on the Company’s website at ir.prehld.com. Committee members are appointed by the Board of Directors annually and serve until their resignation or until otherwise determined by the Board. Details and the function of each committee are described below.

Audit Committee

The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities relating to:

•	the integrity of our financial statements and our financial reporting process;

•	internal and external auditing and the independent registered public accounting firm’s qualifications and independence;

•	the performance of an internal audit function and our independent registered public accounting firm;

•	the integrity of our systems of internal accounting and financial controls; and

•	our compliance with legal and regulatory requirements.

In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, the independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of our Company and has the power to retain outside counsel or other experts for this purpose. The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with both the internal auditor and the independent registered public accounting firm periodically. The Audit Committee, in conjunction with internal audit, oversees the administration of the Company’s whistleblower hotline to include oversight into the investigative process initiated as a result of any report that is received by the Company. The Audit Committee is responsible for approving all transactions with related parties. The Audit Committee periodically reviews and approves or ratifies a summary of transactions with related parties as prepared by management. To the extent any new transactions may arise during the course of the year, management discusses such transactions with the Audit Committee.

Currently, the Audit Committee members are Isolde O’Hanlon (Chairperson), Timothy Lamothe and J. Grant Smith. Our Board of Directors has determined that each member of the Audit Committee meets the requirements for independence under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. The Audit Committee met eight times in 2025. The Audit Committee Report is set forth later in this proxy statement. Isolde O’Hanlon has the requisite attributes of a financial expert and such attributes were acquired through relevant education and experience for purposes of service on the Audit Committee and in accordance with the rules and regulations of Nasdaq and applicable securities laws and regulations.

Compensation Committee

The Compensation Committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of applicable regulatory bodies. Toward that end, the Compensation Committee, among other responsibilities, makes recommendations to our Board of Directors regarding director and executive officer compensation, equity‑based compensation plans and executive benefit plans. The Compensation Committee also administers the Company’s incentive plans, if any.

The Compensation Committee met four times in 2025. All members of the Compensation Committee satisfy the independence requirements established by Nasdaq. The Compensation Committee members are J. Grant Smith (Chairperson), Isolde O’Hanlon, and Joseph D. Sarafa.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, among other things:

•	identifies, evaluates and recommends nominees, including shareholder nominees, to our Board of Directors and committees of our Board of Directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our Board of Directors and of individual directors;

•	considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees and related compensation;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our Board of Directors concerning corporate governance matters.

The members of the Nominating and Corporate Governance Committee are Joseph D. Sarafa (Chairperson), Jeffrey Hakala, and Timothy Lamothe. The Nominating and Corporate Governance Committee met four times in 2025. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved the nomination of Timothy M. Lamothe and Isolde G. O’Hanlon as directors of the Company with a term expiring in 2029.

Code of Business Conduct and Ethics

We have a Code of Conduct and Ethics applicable to our directors, officers and employees that complies with the requirements of applicable rules and regulations of the SEC and Nasdaq. This code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting to an appropriate person or persons identified in the Code of Business Conduct and Ethics of violations of the Code of Business Conduct and Ethics;

•	accountability for adherence to the Code of Business Conduct and Ethics; and

•	compliance with our Whistleblower Policy.

Our Code of Business Conduct and Ethics is available on the governance portion of our website at ir.prehld.com. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions in public filings.

Insider Trading Policy

Pursuant to the terms of our Insider Trading Policy, we prohibit all directors, officers, and employees from engaging in hedging transactions including hedging or monetization transactions, such as zero-cost collars and forward sale contracts with respect to our securities. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for 2025.

We adhere to our Insider Trading Policy regarding the timing of equity awards. When equity awards were available for grant under the 2015 Omnibus Incentive Plan, such awards were only granted during our specified trading window periods, which begin on the third trading day following our quarterly or annual financial results press release and end on the 30th of the last month of each quarter (31st for December). Annual equity awards are typically granted in February during our first quarter window. We did not have a practice or policy of granting equity awards in anticipation of the release of material nonpublic information and, in any event, we did not time the release of material non-public information in coordination with grants of equity awards in a manner that intentionally benefited the Covered Persons (as defined in our Insider Trading Policy) or otherwise for the purpose of affecting the value of executive compensation. We did not grant stock options in 2025. The 2015 Omnibus Incentive Plan terminated on the tenth anniversary of its date of adoption by the Board of Directors. All outstanding unvested awards under the 2015 Omnibus Incentive Plan continue to vest in accordance with their terms; however, no additional awards are available for grant.

Shareholder Communications with Directors

Any shareholder may communicate directly with the Board of Directors, or with any one or more individual members of the Board. A shareholder wishing to do so should address the communication to “Board of Directors” or to one or more individual members of the Board and submit the communication to the Company at the address of the Company noted on the first page of this Notice of Meeting and Proxy Statement. All such communications received by the Company and addressed to the Board of Directors will be forwarded to the Chairperson of the Board, or to the individual member or members of the Board, if addressed to them.

All communications will be reviewed by our Secretary to filter out communications that are not appropriate, specifically, spam or communications offering to buy or sell products or services. The Secretary will forward all remaining communications to the appropriate directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. SEC regulations require us to identify anyone who failed to file a required report or filed a late report during the most recent fiscal year. Based solely on our review of such filings and other information available to us, as well as representations from the reporting persons, we have identified the following reports required to be filed by insiders under Section 16(a) of the Exchange Act that were not filed in a timely manner in 2025: one late report by Jeffrey Hakala, covering the issuance of the Series A Preferred Stock, a common stock purchase and the issuance of the Series B Preferred Stock on Form 4 on August 22, 2025; one late report by Gerald Hakala, covering the issuance of the Series A Preferred Stock, a common stock purchase and the issuance of the Series B Preferred Stock on Form 4 on August 22, 2025; one late report by Clarkston 91 West, LLC, covering the issuance of the Series B Preferred Stock on Form 4 on August 22, 2025; and one late report by Clarkston Companies, Inc., covering the issuance of the Series C Preferred Stock on Form 4 on March 3, 2026.

Nomination to the Board of Directors

Candidates for nomination to our Board of Directors are selected by our Board of Directors based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, Company bylaws, our Corporate Governance Guidelines, and the criteria adopted by our Board of Directors regarding director candidate qualifications. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. Evaluation of candidates generally involves a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting shareholder nominations for candidates for membership on our Board of Directors is set forth below under “Shareholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors the desired qualifications, expertise and characteristics of members of our Board of Directors, including qualifications that the Committee believes must be met by a committee-recommended nominee for membership on our Board of Directors and specific qualities or skills that the Committee believes are necessary for one or more of the members of our Board of Directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our Board of Directors from time to time, our Board of Directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements and the provisions of our bylaws, Corporate Governance Guidelines, and charters of the board committees. When considering nominees, our Nominating and Corporate Governance Committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our Board of Directors in the context of its existing composition. Through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our Board of Directors’ overall effectiveness. The brief biographical description of each director set forth in “Information about the Nominee and the Incumbent Directors” includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board of Directors at this time.

 Director Compensation

Our non-employee directors received the following compensation in 2025. Our Board of Directors has a policy to pay non-employee directors annual cash payments that vary according to role, payable quarterly in arrears.

Name	Fees Earned or Paid in Cash	Total ($)
	2025
Jeffrey A. Hakala	$20,000	20,000
Timothy M. Lamothe	20,000	20,000
Isolde G. O’Hanlon	30,000	30,000
Joseph D. Sarafa	20,000	20,000
J. Grant Smith	80,000	80,000
Gerald Hakala*	5,000	5,000
John Melstrom*	5,000	5,000
R. Jamison Williams, Jr.*	5,000	5,000
Total Fees	$185,000	185,000

* The Board determined not to nominate these directors for reelection in 2025 and thus decreased the size of the Board from eight members to five members immediately following the 2025 Annual Meeting.  Directors were paid for quarterly meetings attended prior to their departure.

PROPOSAL NO. 1
THE ELECTION OF TWO DIRECTORS

The Company’s Board of Directors is divided into three classes with each class of directors elected to a staggered three-year term of office. At each annual meeting of shareholders, the shareholders elect one class of directors for a three-year term to succeed the class of directors whose term of office expires at that meeting. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.

This year you are voting on two candidates for director. The Company’s Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, has nominated Timothy M. Lamothe and Isolde G. O’Hanlon to serve as directors with terms expiring in 2029. Each nominee has consented to his or her nomination and has agreed to serve as a director, if elected. Except for the candidates nominated by the Board, no other person may be nominated for election at the Annual Meeting.

If any nominee is unable to stand for election, the Company may vote the shares to elect a substitute nominee, who is nominated by the Board, or the Company may determine not to elect a nominee and the number of directors to be elected at the Annual Meeting may be reduced accordingly.

Vote Required

The nominee receiving the highest number of “FOR” votes by holders of shares of common stock as of the Record Date, whether or not a majority, will be elected for a three-year term ending at the Annual Meeting of Shareholders in 2029. Withhold votes and broker non-votes will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Grant Thornton LLP (“Grant”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2026. During our fiscal year ended December 31, 2025, Grant and Plante & Moran, PLLC (“Plante”) served as our independent registered public accounting firms.

Notwithstanding the appointment of Grant and even if our shareholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our shareholders. At the Annual Meeting, our shareholders are being asked to ratify the appointment of Grant as our independent registered public accounting firm for our fiscal year ending December 31, 2026. Our Audit Committee is submitting the appointment of Grant to our shareholders because we value our shareholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Grant will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from our shareholders.

If our shareholders do not ratify the appointment of Grant, our Board of Directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees incurred for professional audit services and other services rendered to our Company by Grant and Plante for the fiscal years ended December 31, 2025 and 2024, respectively (in thousands).

	2025	2024
Audit Fees (1)	$441	$751
Tax Fees (2)	—	130
All Other Fees (3)	12	—
Total Fees	$453	$881

(1)       Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, the reviews of our quarterly consolidated financial statements included in our Form 10-Q quarterly reports, services performed in connection with filings of registration statements and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)        Tax Fees consist of fees for professional services for preparation of the Company’s federal and state income tax returns, along with any tax notices received and tax consulting as required by the Company.

(3)          All other fees related to services rendered to us for the statutory actuarial certifications.

Auditor Independence

In our fiscal year ended December 31, 2025, there were no other professional services provided by Grant and Plante, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Grant or Plante.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by Grant for our fiscal year ended December 31, 2025 and Plante for our fiscal year ended December 31, 2025 and 2024, were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Grant as our independent registered public accounting firm requires the affirmative vote of a majority of the total shares of all outstanding common stock entitled to vote as of the Record Date, cast by Internet, by proxy or by telephone and entitled to vote thereon. Abstentions will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE
APPOINTMENT OF GRANT THORNTON LLP.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Grant Thornton LLP our audited financial statements for the year ended December 31, 2025. The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence from Presurance.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors and the Board of Directors has approved that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Isolde O’Hanlon

Timothy Lamothe

J. Grant Smith

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 20, 2026 for:

•	each of our directors and nominees for director;
•	each of our named executive officers;
•	all of our current directors and named executive officers as a group; and
•	each person or group, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 26,222,881 shares of our common stock outstanding as of April 20, 2026. There are 315,000 authorized shares of our common stock that may be issued in the future pursuant to stock option awards. The table below reflects only outstanding shares relating to exercisable stock options as of 60 days following April 20, 2026. Shares that a person has the right to acquire within 60 days of April 20, 2026 are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Presurance Holdings, Inc., 3001 West Big Beaver Road, Suite 319, Troy, MI 48084. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
Named Executive Officers and Directors:
Brian Roney (2)	752,232	2.8%
Harold Meloche (3)	92,588	* %
Timothy Lamothe	17,351	* %
Joseph Sarafa	350,000	1.3%
Isolde O’Hanlon	5,000	* %
Jeffrey Hakala (4)(5)	21,078,584	69.7%
J. Grant Smith	60,922	* %
All current executive officers and directors as a group (7 persons) (5)(6)	22,356,677	73.3%

Other Beneficial Owners (7)
Clarkston Ventures, LLC	8,013,224	30.6%
Clarkston Companies, Inc. (5)	13,065,360	43.2%

* Less than one percent.
(1) Percentage based on 26,222,881 shares of common stock outstanding as of April 20, 2026.
(2) Includes 242,000 shares underlying outstanding stock options.
(3) Includes 20,000 shares underlying outstanding stock options.
(4) The shares of common stock are held directly by Clarkston Companies, Inc. (“CC”) and Clarkston Ventures, LLC (“CV”) and indirectly by Jeffrey Hakala, Co-Chief Investment Officer of CV. Jeffrey Hakala disclaims beneficial ownership in the shares held by CC and CV except to the extent of his pecuniary ownership therein.
(5) Includes 4,000,000 warrants owned by CC.
(6) Includes 262,000 shares underlying outstanding stock options.
(7) Based on information known to the Company. CC and CV are affiliates of Jeffrey Hakala. The address for CC and CV is 303 E. 3rd Street #110, Rochester, MI 48307.

EXECUTIVE OFFICERS

Brian Roney, 62, is the President and Chief Executive Officer of Presurance Holdings, Inc. Mr. Roney oversees all of the Company’s general operations. He has been with the Company since 2010 and has more than 26 years of experience in the insurance industry. Mr. Roney has a B.A. from the University of Notre Dame and a M.B.A. from the University of Detroit. Mr. Roney has more than 35 years of financial services experience and spent 10 years in the securities industry as a principal with a broker-dealer, where he specialized in public and private offerings and held FINRA (NASD) Series 7, 24 and 63 licenses. Mr. Roney’s prior experience with multiple publicly traded insurance companies brings vital public company expertise to the executive leadership team.

Harold Meloche, 64, is the Chief Financial Officer and Treasurer of Presurance Holdings, Inc. Mr. Meloche has primary responsibility over accounting and financial reporting. Mr. Meloche has been with the Company since 2013 and has over 31 years of experience in the insurance industry. Mr. Meloche is a registered Certified Public Accountant, and his analytical expertise bears considerable value to the Company’s financial leadership team.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2025 and 2024

The following table shows the compensation earned by Brian Roney and Harold Meloche (collectively, the “named executive officers”) for the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total Compensation ($)
Brian Roney	2025	425,000	318,750	—	17,000	760,750
President and Chief Executive Officer of the Corporation (3)	2024	425,000	318,750	—	13,800	757,550
Nicholas Petcoff	2025	—	—	—	—	—
Former Chief Executive Officer and Director of the Corporation (4)	2024	283,333	635,375	—	11,333	930,041
Harold Meloche	2025	320,000	240,000	—	12,800	572,800
Chief Financial Officer of the Corporation	2024	320,000	240,000	—	12,800	572,800

(1)  In accordance with SEC rules, in the case of time-based equity awards, this column reflects the aggregate grant date fair value of such equity awards, as computed in accordance with FASB ASC Topic 718, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the notes to our financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2025. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of such equity awards or the sale of the common stock underlying such awards.

(2) Other compensation for Brian Roney consisted of $17,000 and $13,800 in employer matches on contributions to the Company’s 401(k) employee benefit plan in 2025 and 2024, respectively. Other compensation for Harold Meloche consisted of $12,800 of employer matches on contributions to the Company’s 401(k) employee benefit plan in 2025 and 2024.

(3) As of August 30, 2024, Brian Roney, President, succeeded Nicholas Petcoff as our Chief Executive Officer.

(4) On August 30, 2024, Nicholas Petcoff, the Company’s former Chief Executive Officer and director, resigned from all his positions at the Company and its subsidiaries (including his position as a director) in connection with the transaction contemplated by that certain Interest Purchase Agreement dated August 30, 2024.

Narrative Disclosure to Summary Compensation Table

In 2025, the Compensation Committee reviewed financial information and other performance metrics relative to the historical compensation of executive management and comparative information prepared internally. The Compensation Committee also reviewed management’s recommendations for compensation levels of all of the Company’s senior executive officers and considered these recommendations with reference to relative compensation levels of like-size institutions. The totality of the information reviewed by the Compensation Committee was considered when establishing current executive salary levels, and similar analysis is expected to be considered when reviewing and establishing future salaries and long-term incentives. The Company’s compensation policies and practices are designed to ensure that they do not foster risk taking above the level of risk associated with the Company’s business model. For this purpose, the Compensation Committee generally considers the Company’s financial performance, comparing that performance to the performance metrics included in the Company’s strategic plan. The Compensation Committee also generally evaluates management’s compensation in light of other specific risk parameters. Based on this assessment, the Compensation Committee believes that the Company has a balanced pay and performance program that does not promote excessive risk taking.

Base Salary

Our Compensation Committee determines the base salaries for each of our named executive officers, as referenced above. Generally, we aim to set executive base salaries near the middle range of the salaries that we have observed for executives in similar positions with similar responsibilities. We pay our named executive officers an annual base salary in cash. Base salaries are reviewed annually by the Compensation Committee and, when appropriate, the committee makes recommendations to the Board for approval of the compensation of our named executive officers.  Our named executive officers’ salaries in 2025 were the same as in 2024.

Bonuses

The Company awarded discretionary cash bonuses to each of the named executive officers during 2025 in connection with the successful sale in August 2024 all of the issued and outstanding membership interests of Conifer Insurance Services to BSU Leaf Holdings LLC. Mr. Roney and Mr. Meloche receiving $1,275,000 and $960,000, respectively, each payable in four equal installments in December 2024, June 2025, June 2026, and June 2027. We did not grant any equity awards in 2025.

Employment Agreements

As of December 31, 2025, we had an employment agreement in place with our current President and Chief Executive Officer, Mr. Brian Roney, and with our Chief Financial Officer, Mr. Harold Meloche (the “Covered Officers”). Both executives entered into an amended and restated employment agreements effective December 13, 2024 (each, the “A&R Employment Agreement”). Each of the A&R Employment Agreements are the same except for the individuals’ titles and annual base salaries, which are $425,000 for Mr. Roney and $320,000 for Mr. Meloche.

If a Covered Officer resigns with “Good Reason” or is terminated by the Company without “Cause” (each as defined in the applicable A&R Employment Agreement), such Covered Officer shall receive: (i) accrued and unpaid portion of base salary and vested benefits under his benefit plans and certain other unconditional entitlements (the “Unconditional Entitlements”), and (ii) subject to signing and not revoking a release of claims, (A) the annual base salary to which such Covered Officer would be entitled for the period beginning on the day after the termination date, and ending on the date of the end of the Term, and (B) all remaining unpaid installments of the Transaction Bonus. If a Covered Officer resigns without “Good Reason”, such Covered Officer will receive the Unconditional Entitlements and pro-rated portion of the next Transaction Bonus installment for such Covered Officer through the termination date. Upon termination due to death or disability, a Covered Officer or his beneficiaries shall receive the Unconditional Entitlements and the remaining Transaction Bonus installments for such Covered Officer. In the event the Company ceases to exist during the Term, the Company shall pay to the Covered Officers any unpaid installments of the Transaction Bonuses.  Each of the A&R Employment Agreement provides for other fringe benefits and perquisites as are generally made available to the Company’s executives.

Outstanding Equity Awards at 2025 Year-End

The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2025.

	Option Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($)	Option expiration date
Brian Roney (1)	30,000	-	$3.81	6/30/2030
Brian Roney (2)	159,000	106,000	$4.53	3/8/2032
Harold Meloche (3)	20,000	-	$3.81	6/30/2030

(1) 30,000 options were granted on June 30, 2020 to Mr. Roney. These options vested in five equal annual installments beginning on the first anniversary of the date of grant.

(2) 265,000 options were granted on March 8, 2022 to Mr. Roney. These options vest in five equal annual installments beginning on the first anniversary of the date of grant.

(3) 20,000 options were granted on June 30, 2020 to Mr. Meloche. These options vested in five equal annual installments beginning on the first anniversary of the date of grant.

2015 Omnibus Incentive Plan

The 2015 Omnibus Incentive Plan terminated on the tenth anniversary of its date of adoption by the Board of Directors. All outstanding unvested awards under the 2015 Omnibus Incentive Plan continue to vest in accordance with their terms; however, no additional awards are available for grant.

Executive Compensation Clawback Policy

In November 2023, we adopted a Compensation Recovery Policy to comply with new SEC regulations and Nasdaq listing standards. Under the Compensation Recovery Policy, in the event of a qualifying accounting restatement, we are required to recover reasonably promptly from the covered officers, including our named executive officers, any erroneously awarded compensation, defined generally as the excess of the amount of incentive-based compensation received by the covered officer during the applicable recovery period over the amount of incentive-based compensation that would have been received had it been determined based on the restated amounts in the accounting restatement.

The preceding description of our Compensation Recovery Policy is qualified by the policy itself, which was filed as Exhibit 97 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Chief Executive Officer Pay Ratio

As a “smaller reporting company”, we are not required to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2025 concerning our equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	315,000	$4.42	—
Equity compensation plans not approved by security holders	—	—	—
Total	315,000	$4.42	—

PAY VERSUS PERFORMANCE

We are providing the following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of the Company as required by SEC rules. Please see “Executive Compensation” for discussion of our compensation philosophy.

Year	Summary Comp. Table Total for PEO 1[1]	Summary Comp. Table Total for PEO 2[1]	Comp. Actually Paid to PEO 1[2]	Comp. Actually Paid to PEO 2[3]	Average Summary Comp. Table Total for Non-PEO NEOs[4]	Average Comp. Actually Paid to Non- PEO NEOs[5]	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return	Net Income (Loss) (in thousands)
2025	$760,750	$-	$722,102	$-	$572,800	572,256	$30.65	$(18,438)
2024	$757,550	$930,041	$793,295	$979,500	$572,800	$572,403	$50.31	$24,347
2023	$-	$438,200	$-	$378,636	$435,500	$412,743	$47.30	$(25,904)

1  The amounts reported in this column represent the amounts reported in the “Total” column of the Summary Compensation Table for each of Nicholas Petcoff and Brian Roney for the years in which they served as PEO. For the years reported in the table, Nick was our PEO from January 2023 through August 2024, and Brian has been our PEO since September 2024.

2  Amounts reported reflect CAP for Mr. Brian Roney, as computed in accordance with Item 402(v) of Regulation S-K for each corresponding year.

Year	Reported Summary Compensation Table Total for PEO 1	Reported Value of Equity Awards(a)	Equity Award Adjustment	Compensation Actually Paid to PEO 1
2025	$$760,750	$-	$(38,648)	$722,102
2024	$$757,550	$-	$35,745	$793,295

3 Amounts reported reflect CAP for Mr. Nicholas Petcoff, as computed in accordance with Item 402(v) of Regulation S-K for each corresponding year.

Year	Reported Summary Compensation Table Total for PEO 2	Reported Value of Equity Awards(a)	Equity Award Adjustment	Compensation Actually Paid to PEO 2
2025	$-	$-	$-	$-
2024	$930,041	$-	$49,459	$979,500
2023	$438,200	$-	$(59,564)	$378,636

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (ii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Total Equity Award Adjustments
Brian Roney
2025	$(28,897)	$(9,751)	$(38,648)
2024	$36,488	$(743)	$35,745
Nicholas Petcoff
2024	$50,149	$(690)	$49,459
2023	$(67,752)	$8,188	$(59,564)

4  Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other named executive officers as a group for each corresponding year. The names of each of the other named executive officers included for the purposes of calculating the average amounts in each applicable year are Mr. Meloche for 2025 and 2024, and Mr. Roney and Mr. Meloche for 2023.

5  Amounts reported reflect CAP for the other named executive officers as a group, as computed in accordance with Item 402(v) of Regulation S-K for each corresponding year.  The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; and (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non- PEO NEOs
2025	$572,800	$-	$(544)	$572,256
2024	$572,800	$-	$(397)	$572,403
2023	$435,500	$-	$(22,757)	$412,743

a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Year End Fair Value of Equity Awards Granted In The Year	Average Equity Award Adjustments(a)
2025	$-	$(544)	$-	$(544)
2024	$192	$(589)	$-	$(397)
2023	$(25,962)	$3,205	$-	$(22,757)

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our related person transaction policy states that our executive officers, directors and principal shareholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Audit Committee, or the disinterested members of Board of Directors. Any request for us to enter into a transaction with an executive officer, director, principal shareholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, will be required to be presented to our Audit Committee for review, consideration and approval. All of our directors, executive officers and employees are required to report to our Audit Committee any such related person transaction. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third‑party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we should discover related person transactions that have not been approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Family Relationships

Nicholas Petcoff was Chief Executive Officer and a director of the Company until August 2024. Nicholas Petcoff is the son of James Petcoff, who served as the Company’s Executive Chairman and Co-Chief Executive Officer through December 31, 2023, and who is the beneficial owner of more than 5% of the Company’s common stock. Details of Nicholas Petcoff’s termination of employment and background can be found in the “Termination of Employment Agreements with Named Executive Officer” section and details of compensation can be found in the “Executive Compensation” section of this proxy statement.

The Company owned 50% of Sycamore Specialty Underwriters, LLC (“SSU” or “Affiliate”), a wholesale agency, until August 2024. The other 50% of SSU was owned by Andrew Petcoff, who purchased 50% of SSU from the Company on December 31, 2022, for $1,000. Andrew Petcoff is the son of James Petcoff, the Company’s former Executive Chairman and Co-Chief Executive Officer and beneficial owner of more than 5% of the Company’s common stock. Andrew Petcoff had been the President of SSU. Andrew Petcoff earned $425,000 in base salary for his services during 2023. Andrew Petcoff received $12,200 of employer matches on contributions to SSU’s 401(k) employee benefit plan in 2023. Andrew Petcoff received a $70,000 bonus from SSU during 2023. Andrew Petcoff received a $7,200 car allowance from SSU during 2023. The Company provided SSU with certain administrative services, including consulting services and information technology services. During 2023, SSU paid $80,000 for the administrative services provided. The Company paid $3.8 million of commissions to SSU in 2023 in connection with the policies written by the Company’s insurance subsidiaries. On August 30, 2024, the Company completed the sale of its remaining 50% ownership interest in SSU to an entity owned by Andrew Petcoff, pursuant to the Membership Interest Purchase Agreement, dated as of August 30, 2024, among Sycamore Financial Group, LLC, Andrew Petcoff and VSRM Insurance Agency, Inc. The total purchase price was $6.5 million with $3.0 million paid in cash at the time of the closing and $3.5 million due throughout the balance of 2024.

Other Related Party Transactions

On December 20, 2023, the Company sold $6.0 million of its newly designated Series A Preferred Stock to Clarkston 91 West LLC, an entity affiliated with Gerald Hakala and Jeffrey Hakala, who were both at such time members of the Board of Directors. The Company redeemed all of the $6.0 million of the Series A Preferred Stock on August 30, 2024.

In May 2024, Clarkston Companies, Inc., an affiliate of Gerald Hakala and Jeffrey Hakala, who were both at such time members of the Board of Directors, purchased 6,000 shares of Waterford Bank from the Company for $510,000.

In July 2024, an affiliate of Joseph Sarafa, a member of the Board of Directors, purchased $500,000 of private debt of a third party from the Company.

Until August 30, 2024, the Company employed Nicholas J. Petcoff as its former Chief Executive Officer and a Director of the Company’s Board of Directors. On August 30, 2024 the Company completed the sale of all of the issued and outstanding membership interests of CIS to BSU Leaf Holdings LLC, a Delaware limited liability company (“Buyer”), pursuant to the Interest Purchase Agreement, dated as of August 30, 2024 (the “CIS Agreement”), by and among the Company, Buyer and Buyer’s parent (the “CIS Sale”). As part of the completion of the CIS Sale, on August 30, 2024, Nicholas J. Petcoff, resigned from all his positions at the Company and its subsidiaries. Mr. Petcoff can earn $635,375 if the Company receives the maximum earnout payments under the CIS Agreement.

On February 27, 2025, the Company issued $5.0 million of its newly designated Series B Preferred Stock, no par value, through a private placement of 1,000 shares priced at $5,000 per share that matures on December 31, 2026, and issued to Clarkston 91 West LLC a warrant to purchase 4,000,000 shares at an exercise price of $1.50 per share. On March 3, 2025, the Company issued $2.5 million of its newly designated Series B Preferred Stock, no par value, through a private placement of 500 shares priced at $5,000 per share that matures on December 31, 2026. Clarkston 91 West LLC is an entity affiliated with Jeffrey Hakala, a member of the Board of Directors of the Company. The Series B Preferred Shares were redeemed at a price equal to the Series B issue price on February 27, 2026. Each share of the Series B Preferred Stock entitled the Holder to 3,000 votes on each matter properly submitted to the Company’s shareholders for their vote, however the aggregate voting power of all outstanding shares of the Series B Preferred Stock shall not exceed 19.99% of the aggregate voting power of all voting securities.

On December 23, 2025, the Company issued a total of $8.0 million of its newly designated non-convertible mandatorily redeemable Series C Preferred Stock, no par value, through a private placement of 1,600 preferred shares priced at $5,000 per share that matures on April 2, 2027, to Clarkston Companies, Inc., an entity affiliated with Jeffrey Hakala, a member of the Board of Directors of the Company. The Series C Preferred Stock requires quarterly dividend payments at a dividend rate of 15.0% per annum.

On February 27, 2026, the Company issued $14.0 million of common stock through a backstopped rights offering with Clarkston Companies, Inc. and Clarkston Ventures, LLC. Both Clarkston Companies, Inc. and Clarkston Ventures, LLC are entities affiliated with Jeffrey Hakala, a member of the Board of Directors of the Company.

ADDITIONAL INFORMATION

Shareholder Proposals to be Presented at Next Annual Meeting

Our bylaws provide that, for shareholder nominations to the board or other proposals to be considered at an annual meeting, the shareholder must give timely notice thereof in writing to the Secretary at 3001 West Big Beaver Road, Suite 319, Troy, MI 48084, Attn: Secretary.

To be timely for the 2027 Annual Shareholder’s Meeting, a shareholder’s notice must be delivered to, or mailed and received by, our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on December 5, 2026, and not later than 5:00 p.m. Eastern Time on February 3, 2027. A shareholder’s notice to the Secretary must set forth each matter the shareholder proposes to bring before the Annual Meeting and the information required by our bylaws.

Shareholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2027 Annual Meeting must be received by the Secretary no later than December 25, 2026 in order to be considered for inclusion in our proxy materials for that annual meeting.

Available Information

This proxy statement and our annual report are posted on our website at ir.prehld.com and are available from the SEC at its website at www.sec.gov. You may also obtain without charge, upon written request, a copy of the Company’s annual report on Form 10-K for the year ending December 31, 2025, including the financial statements and list of exhibits, and any exhibit specifically requested.

Requests should be sent to:
3001 West Big Beaver Road, Suite 319
Troy, MI 48084
ATTN: Investor Relations

OTHER MATTERS

The Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Shareholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 2, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PRHI2026**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 2, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 up until 11:59 P.M. Eastern Time on June 2, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96958-P52646

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRESURANCE HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Timothy M. Lamothe	☐	☐
1b. Isolde G. O'Hanlon	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	**Against**	**Abstain**
2. The ratification of the appointment of Grant Thornton Advisors, LLC as the Company's independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Statement are available at www.proxyvote.com.

V96959-P52646

PRESURANCE HOLDINGS, INC.
Annual Meeting of Shareholders
June 3, 2026 10:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Brian J. Roney, President and Chief Executive Officer of the Company, and Harold Meloche, Chief Financial Officer of the Company, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRESURANCE HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, EDT on June 3, 2026, through a Virtual Shareholder Meeting, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side